Exhibit 99.1

ITC Holdings Prices $400.0 million Debt Offering

NOVI, Mich., June 29, 2016, ITC Holdings Corp. (NYSE: ITC) today announced that it has priced an underwritten public offering of $400.0 million aggregate principal amount of its 3.25% senior unsecured notes due 2026 (the “notes”). The offering is expected to close on July 5, 2016, subject to customary closing conditions.

The net proceeds from this offering will be used to repay indebtedness outstanding under ITC’s 2013 Term Loan Credit Agreement, due on September 30, 2016, with the remainder to repay indebtedness outstanding under its commercial paper program dated June 8, 2015.

BofA Merrill Lynch, J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers for the offering.

The securities are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission, and a preliminary prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission as part of the shelf registration statement.

Interested parties should read the preliminary prospectus supplement for this offering, the prospectus in the registration statement and the other documents that ITC has filed with the Securities and Exchange Commission that are incorporated by reference into the preliminary prospectus supplement for more complete information about ITC and this offering.  Copies of the preliminary prospectus supplement and the accompanying prospectus related to the offering may be obtained by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322 or Wells Fargo Securities, LLC toll free at (800) 645-3751. A copy of these documents may also be obtained by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes described herein or any other securities, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE:  ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. Through its regulated operating subsidiaries ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along approximately 15,700 circuit miles of transmission line.

ITC’s grid development focus includes growth through regulated infrastructure investment as well as domestic and international expansion through merchant and other commercial development opportunities. (ITC-itc-F).

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, (a) the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission from time to time, and (b) the risk factors disclosed by us in the preliminary prospectus supplement for this offering.  There can be no assurance that the offering will be completed. The Company assumes no obligation to update any forward-looking statements.